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Krista Sohm
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Meritor Reports First-Quarter Fiscal Year 2020 Results
Repurchased 8.8 million shares fiscal year to date

TROY, Mich. (Jan. 30, 2020) - Meritor, Inc. (NYSE: MTOR) today reported financial results for its first fiscal quarter that ended Dec. 31, 2019.

First-Quarter Highlights

•	Sales of $901 million

•	Net income attributable to Meritor and net income from continuing operations attributable to Meritor were each $39 million

•	Diluted earnings per share from continuing operations of $0.48

•	Adjusted income from continuing operations attributable to the company of $52 million, or $0.64 per adjusted diluted share

•	Adjusted EBITDA of $98 million and adjusted EBITDA margin of 10.9 percent

•	Repurchased 4.9 million shares for $100 million

First-Quarter Results
For the first quarter of fiscal year 2020, Meritor posted sales of $901 million, down $137 million, or approximately 13 percent, from the same period last year. The decrease in sales was driven by lower global production volumes, partially offset by sales from the company’s AxleTech business, which was acquired in the fourth quarter of fiscal year 2019.

Net income attributable to Meritor and net income from continuing operations attributable to Meritor were $39 million, or $0.48 per diluted share, compared to net income attributable to Meritor and net income from continuing operations attributable to Meritor of $90 million, or $1.03 per diluted share, in the same period last year. In the prior year, the company recognized $31 million of income related to remeasuring the Maremont asbestos liability, which did not repeat. Lower revenue year over year and higher restructuring costs, related to programs announced in September 2019, also contributed to lower net income from continuing operations.

Adjusted income from continuing operations attributable to the company in the first quarter of fiscal year 2020 was $52 million, or $0.64 per adjusted diluted share, compared to $69 million, or $0.79 per adjusted diluted share, in the same period last year.

Adjusted EBITDA was $98 million, compared to $119 million in the first quarter of fiscal year 2019. Adjusted EBITDA margin for the first quarter of fiscal year 2020 was 10.9 percent, compared to 11.5 percent in the same period last year. The decrease in adjusted EBITDA and adjusted EBITDA margin year over year was driven primarily by lower revenue, partially offset by lower material and labor and burden costs. Adjusted EBITDA margin was also negatively impacted from the AxleTech business, as the expected benefit from executed synergies continue to ramp up to full run rate.

Cash used for operating activities in the first quarter of fiscal year 2020 was $19 million compared to cash flow provided by operating activities of $11 million in the same period a year ago. Free cash flow was negative $35 million, compared to free cash flow of negative $12 million, in the same period last year. The decrease in cash flow was driven primarily by lower earnings in the first quarter of fiscal year 2020.

First-Quarter Segment Results
Commercial Truck sales for the first quarter of fiscal year 2020 were $622 million, down $157 million, or 20 percent, compared to the same period last year. The decrease in sales was driven primarily by decreased market volumes for most regions across the segment.

Segment adjusted EBITDA for Commercial Truck was $56 million, or 9.0 percent of sales for the quarter, compared to $77 million, or 9.9 percent of sales in the prior year. The decrease in segment adjusted EBITDA and segment adjusted EBITDA margin was driven primarily by lower volumes, partially offset by lower freight, labor and burden and material costs.

The Aftermarket, Industrial and Trailer segment posted sales of $317 million, up $14 million, or 5 percent, from the same period a year ago. The increase in sales was primarily driven by revenue from the company’s AxleTech business, partially offset by decreased volumes across the segment.

Segment adjusted EBITDA for Aftermarket, Industrial and Trailer was $40 million, or 12.6 percent of sales for the quarter, compared to $40 million, or 13.2 percent of sales a year ago. The decrease in segment adjusted EBITDA margin was driven primarily by the impact from the AxleTech business, as the benefit from executed synergies continue to ramp up to full run rate.

Capital Return
The company repurchased 4.9 million shares of common stock for $100 million in the first fiscal quarter. Additionally, Meritor repurchased 3.9 million shares of common stock through January 29 for $100 million, totaling 8.8 million common shares repurchased for $200 million. This completes two-thirds of the $300 million share repurchase target for fiscal year 2020.

Outlook for Fiscal Year 2020
The company is revising its guidance from its prior outlook for fiscal year 2020 due to weakening end markets globally:

•	Revenue to be approximately $3.7 billion compared to the prior outlook of $3.7 billion to $3.8 billion

•	Net income attributable to Meritor and net income from continuing operations attributable to Meritor to be approximately $150 million compared to the prior outlook of $145 million to $155 million

•	Diluted earnings per share from continuing operations to be approximately $2.00 compared to the prior outlook of $1.95 to $2.05

•	Adjusted diluted earnings per share from continuing operations to be approximately $2.75 compared to the prior outlook of $2.75 to $2.85

•	Adjusted EBITDA margin to be approximately 11.0 percent compared to the prior outlook of 11.0 percent to 11.2 percent

•	Operating cash flow to be approximately $280 million compared to the prior outlook of $280 million to $290 million

•	Free cash flow to be approximately $165 million compared to the prior outlook of $165 million to $175 million

“Overall, this was a solid quarter for us, even as we managed declining production volumes in our global end markets,” said Jay Craig, CEO and president of Meritor. “We are driving strong operational performance, executing our share repurchase plan and winning meaningful new business, as demonstrated by the electrification award we announced from PACCAR this quarter.”

First-Quarter Fiscal Year 2020 Conference Call
Meritor will host a conference call and webcast to discuss the company's first-quarter results for fiscal year 2020 on Thursday, Jan. 30 at 9 a.m. ET.

To participate, call (844) 412-1003 (within the United States) or (216) 562-0450 (International) at least 10 minutes prior to the start of the call. Please reference conference ID 2975367 when registering. Investors can also listen to the conference call in real time or access a recording of the call for seven days after the event by visiting the Investors page on meritor.com.

A replay of the call will be available starting at 12 p.m. ET on Jan. 30, until 12 p.m. ET on Feb. 6 by calling (855) 859-2056 (within the United States) or (404) 537-3406 for international calls. Please refer to replay conference ID 2975367. To access the listen-only audio webcast, visit meritor.com and select the webcast link from the investors page.

About Meritor
Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 110-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Mich., United States, and is made up of approximately 9,100 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 19 countries. Meritor common stock is traded on the New York Stock Exchange under the ticker symbol MTOR. For important information, visit the company's website at www.meritor.com.

Forward-Looking Statement
This release contains statements relating to future results of the company (including certain outlooks, projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reliance on major OEM customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on European markets or our European operations, or financing arrangements related thereto following the United Kingdom's decision to exit the European Union or, in the event one or more other countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to our joint ventures; rising costs of pension benefits; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; our ability to successfully integrate the products and technologies of Fabco Holdings, Inc., AA Gear Mfg., Inc., AxleTech and Transportation Power, Inc. and future results of such acquisitions, including their generation of revenue and their being accretive; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle production in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any proceedings or related liabilities with respect to environmental, asbestos-related, or other matters; possible changes in accounting rules; and other substantial costs, risks and uncertainties, including but not limited to those detailed in our Annual Report on Form 10-K for the year ended September 30, 2019, as amended and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP"), we have provided information regarding non-GAAP financial measures. These non-GAAP financial measures include adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin, and free cash flow.

Adjusted income (loss) from continuing operations attributable to the company and adjusted diluted earnings (loss) per share from continuing operations are defined as reported income (loss) from continuing operations and reported diluted earnings (loss) per share from continuing operations before restructuring expenses, asset impairment charges, non-cash tax expense, related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards or tax credits, and other special items as determined by management. Adjusted EBITDA is defined as income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA margin is defined as adjusted EBITDA divided by consolidated sales from continuing operations. Segment adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization, noncontrolling interests in consolidated joint ventures, loss on sale of receivables, restructuring expense, asset impairment charges and other special items as determined by management. Segment adjusted EBITDA excludes unallocated legacy and corporate expense (income), net. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by consolidated sales from continuing operations, either in the aggregate or by segment as applicable. Free cash flow is defined as cash flows provided by (used for) operating activities less capital expenditures.

Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin, adjusted income (loss) from continuing operations attributable to the company and adjusted diluted earnings (loss) per share from continuing operations are meaningful measures of performance to investors as they are commonly utilized to analyze financial performance in our industry, perform analytical comparisons, benchmark performance between periods and measure our performance against externally communicated targets.

Free cash flow is used by investors and management to analyze our ability to service and repay debt and return value directly to shareholders. Free cash flow over adjusted income from continuing operations is a specific financial measure of our M2022 plan used to measure the company's ability to convert earnings to free cash flow.

Management uses the aforementioned non-GAAP financial measures for planning and forecasting purposes, and segment adjusted EBITDA is also used as the primary basis for the Chief Operating Decision Maker ("CODM") to evaluate the performance of each of our reportable segments.

Our Board of Directors uses adjusted EBITDA margin, free cash flow, adjusted diluted earnings (loss) per share from continuing operations and free cash flow over adjusted income from continuing operations as key metrics to determine management’s performance under our performance-based compensation plans.

Adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA and segment adjusted EBITDA margin should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income as an indicator of our financial performance. Free cash flow should not be considered a substitute for cash provided by (used for) operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, this non-GAAP cash flow measure does not reflect cash used to repay debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,
	2019	2018
Sales	$901	$1,038
Cost of sales	(774)	(897)
GROSS MARGIN	127	141
Selling, general and administrative	(70)	(34)
Other operating expense, net	(5)	—
OPERATING INCOME	52	107
Other income, net	10	11
Equity in earnings of affiliates	6	9
Interest expense, net	(14)	(14)
INCOME BEFORE INCOME TAXES	54	113
Provision for income taxes	(13)	(21)
INCOME FROM CONTINUING OPERATIONS	41	92
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—
NET INCOME	41	92
Less: Net income attributable to noncontrolling interests	(2)	(2)
NET INCOME ATTRIBUTABLE TO MERITOR, INC.	$39	$90

NET INCOME ATTRIBUTABLE TO MERITOR, INC.
Net income from continuing operations	$39	$90
Income from discontinued operations	—	—
Net income	$39	$90

DILUTED EARNINGS PER SHARE
Continuing operations	$0.48	$1.03
Discontinued operations	—	—
Diluted earnings per share	$0.48	$1.03

Diluted average common shares outstanding	80.7	87.5

MERITOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
(in millions)

	December 31, 2019	September 30, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$108	$108
Receivables, trade and other, net	478	551
Inventories	556	526
Other current assets	37	31
TOTAL CURRENT ASSETS	1,179	1,216
NET PROPERTY	517	515
GOODWILL	486	478
OTHER ASSETS	714	606
TOTAL ASSETS	$2,896	$2,815
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term debt	$178	$41
Accounts and notes payable	540	610
Other current liabilities	264	285
TOTAL CURRENT LIABILITIES	982	936
LONG-TERM DEBT	901	902
RETIREMENT BENEFITS	330	336
OTHER LIABILITIES	299	226
TOTAL LIABILITIES	2,512	2,400

EQUITY:
Common stock (December 31, 2019 and September 30, 2019, 105.3 and 104.1 shares issued and 77.8 and 81.4 shares outstanding, respectively)	105	104
Additional paid-in capital	804	803
Retained earnings	530	491
Treasury stock, at cost (December 31, 2019 and September 30, 2019, 27.6 and 22.7 shares, respectively)	(432)	(332)
Accumulated other comprehensive loss	(655)	(681)
Total equity attributable to Meritor, Inc.	352	385
Noncontrolling interests	32	30
TOTAL EQUITY	384	415
TOTAL LIABILITIES AND EQUITY	$2,896	$2,815

MERITOR, INC.
ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA-RECONCILIATION
Non-GAAP
AND
CONSOLIDATED BUSINESS SEGMENT SALES INFORMATION
(Unaudited)
(dollars in millions)

	Three Months Ended December 31,
	2019	2018
Net income attributable to Meritor, Inc.	$39	$90
Income from discontinued operations, net of tax, attributable to Meritor, Inc.	—	—
Income from continuing operations, net of tax, attributable to Meritor, Inc.	$39	$90
Interest expense, net	14	14
Provision for income taxes	13	21
Depreciation and amortization	24	22
Noncontrolling interests	2	2
Loss on sale of receivables	1	1
Asbestos related items	—	(31)
Restructuring	5	—
Adjusted EBITDA	$98	$119

Adjusted EBITDA margin (1)	10.9%	11.5%

Unallocated legacy and corporate expense (income), net (2)	(2)	(2)
Segment adjusted EBITDA	$96	$117

Commercial Truck (3)
Segment adjusted EBITDA	$56	$77
Segment adjusted EBITDA margin (4)	9.0%	9.9%

Aftermarket, Industrial and Trailer (3)
Segment adjusted EBITDA	$40	$40
Segment adjusted EBITDA margin (4)	12.6%	13.2%

Sales (3)
Commercial Truck	$622	$779
Aftermarket, Industrial and Trailer	317	303
Intersegment Sales	(38)	(44)
Total Sales	$901	$1,038
(1) Adjusted EBITDA margin equals adjusted EBITDA divided by consolidated sales from continuing operations.
(2) Unallocated legacy and corporate expense (income), net represents items that are not directly related to the company's business segments. These items primarily include asbestos-related charges and settlements, pension and retiree medical costs associated with sold businesses, and other legacy costs for environmental and product liability.
(3) Amounts for the three months ended December 31, 2018 have been recast to reflect reportable segment changes.
(4) Segment adjusted EBITDA margin equals segment adjusted EBITDA divided by consolidated sales from continuing operations, either in the aggregate or by segment as applicable.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended December 31,
	2019	2018
OPERATING ACTIVITIES
Income from continuing operations	$41	$92
Adjustments to income from continuing operations to arrive at cash provided by (used for) operating activities:
Depreciation and amortization	24	22
Deferred income tax expense	3	3
Restructuring costs	5	—
Equity in earnings of affiliates	(6)	(9)
Pension and retiree medical income	(10)	(9)
Asbestos related liability remeasurement	—	(31)
Other adjustments to income from continuing operations	3	5
Dividends received from equity method investments	—	1
Pension and retiree medical contributions	(3)	(3)
Restructuring payments	(7)	(1)
Changes in off-balance sheet accounts receivable securitization and factoring programs	7	38
Changes in receivables, inventories and accounts payable	(31)	(52)
Changes in other current assets and liabilities	(28)	(40)
Changes in other assets and liabilities	(16)	(4)
Operating cash flows provided by (used for) continuing operations	(18)	12
Operating cash flows used for discontinued operations	(1)	(1)
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	(19)	11
INVESTING ACTIVITIES
Capital expenditures	(16)	(23)
Cash paid for investment in Transportation Power, Inc.	—	(3)
Other investing activities	—	(1)
CASH USED FOR INVESTING ACTIVITIES	(16)	(27)
FINANCING ACTIVITIES
Securitization	72	33
Borrowings against revolving line of credit	65	45
Term loan payments	(3)	—
Other financing activities	—	(1)
Net change in debt	134	77
Repurchase of common stock	(100)	(50)
CASH PROVIDED BY FINANCING ACTIVITIES	34	27
EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1	1
CHANGE IN CASH AND CASH EQUIVALENTS	—	12
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	108	115
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$108	$127

MERITOR, INC.
ADJUSTED INCOME AND EARNINGS PER SHARE — RECONCILIATION
Non-GAAP
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2019	2018
Income from continuing operations attributable to Meritor, Inc.	$39	$90
Adjustments:
Restructuring	5	—
Non-cash tax expense (1)	9	11
US. tax reform impacts (2)	—	(7)
Income tax expense (benefits) (3)	(1)	6
Asbestos related items (4)	—	(31)
Adjusted income from continuing operations attributable to Meritor, Inc.	$52	$69

Diluted earnings per share from continuing operations	$0.48	$1.03
Impact of adjustments on diluted earnings per share	0.16	(0.24)
Adjusted diluted earnings per share from continuing operations	$0.64	$0.79

Diluted average common shares outstanding	80.7	87.5
(1) Represents tax expense including the use of deferred tax assets in jurisdictions with net operating loss carry forwards or tax credits.
(2) The three months ended December 31, 2018 includes $11 million of non-cash tax benefit related to the one time deemed repatriation of accumulated foreign earnings and $4 million of non-cash tax expense related to other adjustments.
(3) The three months ended December 31, 2019 includes $1 million of income tax benefits related to restructuring. The three months ended December 31, 2018 includes $6 million of income tax expense related to the remeasurement of the Maremont asbestos liability to the Maremont prepackaged plan of reorganization.
(4) The three months ended December 31, 2018 includes $31 million related to the remeasurement of the Maremont net asbestos liability based on the Maremont prepackaged plan of reorganization.

MERITOR, INC.
FREE CASH FLOW — RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Three Months Ended December 31,
	2019	2018
Cash provided by (used for) operating activities	$(19)	$11
Capital expenditures	(16)	(23)
Free cash flow	$(35)	$(12)

MERITOR, INC.
OUTLOOK FOR FISCAL YEAR 2020— RECONCILIATIONS
Non-GAAP
(Unaudited)
(in millions, except per share amounts)

Fiscal Year
2020 Outlook (1)(2)
Net income attributable to Meritor, Inc.	$~150
Loss from Discontinued Operations, net of tax, attributable to Meritor, Inc.	—
Income from Continuing Operations, net of tax, attributable to Meritor, Inc.	$~150
Interest expense, net	~65
Provision for income taxes	~65
Depreciation and amortization	~100
Restructuring	~20
Other (asbestos related liability remeasurement, noncontrolling interests, loss on sale of receivables, etc.)	~7
Adjusted EBITDA	$~407

Sales	$~3,700

Adjusted EBITDA margin (3)	~11.0%

Diluted earnings per share from continuing operations	$~2.00
Adjustments:
Restructuring costs	~0.30
Non-cash tax expense (4)	~0.45
Adjusted diluted earnings per share from continuing operations	$~2.75

Diluted average common shares outstanding	~76

Cash flows provided by operating activities	$~280
Capital expenditures	~(115)
Free cash flow	$~165
(1) Amounts are approximate.
(2) Excludes proceeds from termination of WABCO aftermarket distribution agreement.
(3) Adjusted EBITDA margin equals adjusted EBITDA divided by consolidated sales from continuing operations.
(4) Represents tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards or tax credits.

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